Filed Pursuant to Rule 424(b)(3)
Registration No. 333-108430

Prospectus Supplement No. 1 to
Prospectus dated December 31, 2003

PROSPECTUS

INNOVO GROUP INC.
5804 EAST SLAUSON AVENUE
COMMERCE, CALIFORNIA 90040
(323) 725-5516

COMMON STOCK

UP TO 8,818,991 SHARES OFFERED BY SELLING STOCKHOLDERS

YOU SHOULD READ THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

          This Prospectus Supplement supplements information contained in the Prospectus dated December 31, 2003 covering the resale of up to 8,818,991 shares of our common stock which may be offered from time by the selling stockholders identified in the section entitled “Selling Securityholders” on pages 15 - 24 of the Prospectus dated December 31, 2003. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with the Prospectus, including any amendment or supplement thereto.

          The securities offered by this Prospectus Supplement involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 3 of the Prospectus dated December 31, 2003 for a discussion of certain factors that you should consider in connection with an investment in the shares of common stock.

          Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 2, 2004.

          As a result of the dissolution of selling stockholders, Proximity Partners LP and Proximity International Ltd., after the date of the Prospectus and the resulting assignment of certain common stock purchase warrants held by Proximity Partners LP and Proximity International Ltd. to a related entity, Proximity Fund LP immediately prior to the date of this Prospectus Supplement, the sections captioned “Selling Securityholders” and “Plan of Distribution” are hereby replaced and superseded in their entirety by the following:

SELLING SECURITYHOLDERS

          The table below sets forth information regarding ownership of our common stock by the selling stockholders on December 19, 2003 and the shares of common stock to be sold by them under this prospectus. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. SEC rules require that the number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying warrants or options held by such person that are exercisable within 60 days of December 19, 2003. As of December 19, 2003, 25,764,850 shares of our common stock were outstanding.

          We have filed with the SEC, under the Securities Act of 1933, a registration statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the securities from time to time on the Nasdaq SmallCap Market or in privately-negotiated transactions and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the earlier of (i) one year after the date the SEC declares this registration statement on Form S-3 effective, (ii) the date when the selling stockholders may sell all of the shares of common stock under Rule 144 without volume or other restrictions or limits, or (iii) the date on which the selling stockholders have sold all of the shares of common stock.

	Securities Owned Prior to Offering				Securities Owned After Offering
Name of Selling Stockholder	Shares of Common Stock		Percent of Common Stock	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percent of Common Stock

Alpha Capital, AG	53,315	(1)	*	53,315	0	0%

Michael Alter	17,975	(2)	*	16,000	1,975	*

Apogee Fund, L.P.	275,000	(3)	1.07%	275,000	0	0%

Atlas Capital (Q.P.) L.P.	22,000	(4)	*	22,000	0	0%

Atlas Capital Management
Master Fund, Ltd.	78,000	(5)	*	78,000	0	0%

Azteca Production	700,000	(6)	2.72%	700,000	0	0%
International, Inc.

Madelyn Baggett	12,000		*	10,000	2,000	*

Myron G. Blalock III	45,000		*	45,000	0	0%

	Securities Owned Prior to Offering				Securities Owned After Offering
Name of Selling Stockholder	Shares of Common Stock		Percent of Common Stock	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percent of Common Stock

Mary Brewington	10,000		*	10,000	0	0%

Bernard C. Byrd, Jr.,	30,000	(7)	*	30,000	0	0%
TTEE, Bernard C. Byrd
Rev. Trust

John Chapman INDV	13,000	(8)	*	10,000	3,000	*

John Chapman PSP	20,000		*	20,000	0	0%

Michelle Collins	5,000		*	5,000	0	0%

Cranshire Capital, L.P.	69,060	(9)	*	69,060	0	0%

Crescent International Ltd.	90,090	(10)	*	90,090	0	0%

C.S.L. Associates L.P.	60,000	(11)	*	60,000	0	0%

Falcon Cable Trust	200,000	(12)	*	200,000	0	0%

FlyLine Holdings Ltd.	32,000	(13)	*	32,000	0	0%

SEP FBO Arthur Fields -	30,000		*	30,000	0	0%
Pershing LLC Custodian

SEP FBO Dr. Hardy Fields-	40,000		*	40,000	0	0%
Pershing LLC Custodian

Glenn Michael Financial, Inc.	100,000	(14)	*	100,000	0	0%

Charles Gibson	37,500		*	20,000	17,500	*

SEP FBO Greg D. Greenberg	30,000		*	30,000	0	0%
-Pershing LLC Custodian

Paul A. Greenberg, M.D., P.A.,	45,000	(15)	*	45,000	0	0%
TTEE, Paul A. Greenberg M.D.,
P.A. Employee Profit Sharing
Trust

Bill Haak and Johnnie S.	6,000	(16)	*	6,000	0	0%
Haak, JTWROS

George J. & Rhonda Harris	15,000	(17)	*	5,000	10,000	*

Jack Holt Family Trust	7,000	(18)	*	2,000	5,000	*

Mike Holt IRA	8,500		*	4,500	4,000	*

Charles Stephen Houston INDV	10,000		*	10,000	0	0%

Inwood Trust	10,000	(19)	*	10,000	0	0%

JD Design, LLC	750,000	(20)	2.83%	750,000	0	0%

	Securities Owned Prior to Offering				Securities Owned After Offering
Name of Selling Stockholder	Shares of Common Stock		Percent of Common Stock	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percent of Common Stock

Scott Juda	10,000		*	10,000	0	0%

Brian Kuhn	30,000		*	30,000	0	0%

Lakefront Partners, Ltd.	30,030	(21)	*	30,030	0	0%

Thomas Laundrie	108,165	(22)	*	108,165	0	0%

Robert S. Lane Family Trust	10,000	(23)	*	10,000	0	0%

John S. Lemak	60,000	(24)	*	60,000	0	0%

Ronald D. Lossett	30,000		*	30,000	0	0%

David Lunceford	25,000		*	10,000	15,000	*

Muller Family Limited Partnership	131,800	(25)	*	23,000	108,800	*

Dean S. Oakey and	18,999	(26)	*	18,999	0	0%
Janis A. Oakey, JTWROS

Gail L. Oakey TTEE/Gail L.	100,000	(27)	*	100,000	0	0%
Revocable Trust U/A/D/
01/12/2000

Pacific Summit Securities, Inc.	17,500	(28)	*	17,500	0	0%

Steve Parlitsis	16,200	(29)	*	16,000	200	*

Pequot Navigator Offshore
Fund, Inc.	600,000	(30)	2.32%	600,000	0	0%

Pequot Navigator Onshore
Fund, L.P.	232,000	(31)	*	132,000	100,000	*

Pequot Scout Fund, L.P.	973,000	(32)	3.76%	708,000	265,000	1.03%

Portside Growth and	200,000	(33)	*	200,000
Opportunity Fund

Precept Capital Master Fund, G.P.	300,000	(34)	1.16%	300,000	0	0%

Prism Offshore Fund Ltd.	471,024	(35)	1.82%	471,024	0	0%

Prism Partners L.P.	402,174	(36)	1.56%	402,174	0	0%

Prism Partners QP, LP	86,802	(37)	*	86,802	0	0%

Proximity Fund LP	396,000	(38)	1.54%	396,000	0	0%

Provident Premier Master	300,000	(39)	1.16%	300,000	0	0%
Fund Limited

	Securities Owned Prior to Offering				Securities Owned After Offering
Name of Selling Stockholder	Shares of Common Stock		Percent of Common Stock	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percent of Common Stock

Gerald Psimer	20,000		*	20,000	0	0%

RAM Trading, Ltd.	368,000	(40)	1.43%	368,000	0	0%

Charles Robbins, Sr.	45,000	(41)	*	45,000	0	0%

IRA FBO Katherine U. Sanders -	30,030	(42)	*	30,030	0	0%
Pershing LLC Custodian

Sanders Morris Harris, Inc.	300,000	(43)	1.15%	300,000	0	0%

Sanders Opportunity Fund	108,118	(44)	*	108,118	0	0%
(Institutional), L.P.

Sanders Opportunity Fund, L.P.	41,883	(45)	*	41,883	0	0%

Sandor Capital Master Fund, L.P.	90,000	(46)	*	90,000	0	0%

SF Capital Partners Ltd.	139,920	(47)	*	139,920

William A. Solemene	225,000		*	225,000	0	0%

Stonestreet LP	100,080	(48)	*	100,080

Linda Storms	10,000		*	9,000	1,000	*

R. Douglas Strickland INDV	10,000		*	10,000	0	0%

R. Douglas Strickland PSP	10,000		*	10,000	0	0%

TCMP3 Capital LLC	15,000	(49)	*	15,000	0	0%

AJ Telmos	30,000		*	22,000	8,000	*

Trading Post, Inc.	21,800	(50)	*	16,000	5,800	*

Joe and Frances Trout	5,000	(51)	*	5,000	0	0%

Truk Opportunity Fund, LLC	10,000	(52)	*	10,000	0	0%

Lee Turner	5,000		*	5,000	0	0%

Twin Capital Growth Ltd	30,000	(53)	*	30,000	0	0%

Yolande Wallin	6,000		*	6,000	0	0%

Westpark Capital L.P.	50,000	(54)	*	50,000	0	0%

James K. Williams IRA	10,000		*	10,000	0	0%

WS Opportunity Fund	96,096	(55)	*	96,096	0	0%
International, Ltd.

	Securities Owned Prior to Offering				Securities Owned After Offering
Name of Selling Stockholder	Shares of Common Stock		Percent of Common Stock	Shares of Common Stock Offered Hereby	Number of Shares of Common Stock	Percent of Common Stock

WS Opportunity Master Fund	204,205	(56)	*	204,205	0	0%

Robert J. Zappia	15,000		*	15,000	0	0%

TOTAL	9,366,266		34.41%	8,818,991	547,275	2.12%

*	Less than 1% of our outstanding shares.

          (1) Konrad Ackerman exercises sole voting and investment control over the shares held for the account of Alpha Capital, AG.

          (2) Includes 16,000 shares issuable upon the exercise of currently exercisable warrants.

          (3) The general partner of Apogee Fund, L.P. is Paradigm Capital Corporation. Emmett Murphy owns all of the outstanding shares of Paradigm Capital Corporation. In such capacity, Mr. Murphy exercises voting and investment control over the shares held for the account of Apogee Fund, L.P.

          (4) The general partner of Atlas Capital (Q.P.), L.P. is Atlas Capital Management, L.P. The general partner of Atlas Capital Management, L.P. is RHA, Inc., of which Robert H. Alpert is the President. In such capacity, Mr. Alpert exercises voting and investment control over the shares held for the account of Atlas Capital (Q.P.), L.P.

          (5) All of the outstanding shares of Atlas Capital Management are owned by Atlas Capital Offshore Fund, the Director of which is Robert S. Alpert, and Atlas Capital L.P. The general partner of Atlas Capital L.P. is Atlas Capital Management, L.P. The general partner of Atlas Capital Management, L.P. is RHA, Inc., of which Robert H. Alpert is the President. In such capacity, Mr. Alpert exercises voting and investment control over the shares held for the account of Atlas Capital Management.

          (6) In his capacities as sole shareholder and President of Azteca Production International, Inc., Hubert Guez exercises voting and investment control over the shares held for the account of Azteca Production International, Inc.

          (7) In his capacity as trustee of the Bernard C. Byrd, Jr. Revocable Trust, Bernard C. Byrd, Jr. exercises voting and investment control over the shares held for the account of the Bernard C. Byrd, Jr. Revocable Trust.

          (8) These shares are registered in the names of John and Lauren Chapman.

          (9) Mitchell P. Kopin, who serves as the President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P. In such capacity, Mr. Kopin exercises sole voting and investment control over the shares held for the account of Cranshire Capital, L.P.

          (10) In their capacities as managers for GreenLight (Switzerland) SA, the investment advisor to Crescent International Ltd., Mel Craw and Maxi Brezzi exercise voting and investment control over the shares held for the account of Crescent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such shares.

          (11) Includes 10,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the general partner of C.S.L. Associates L.P., Charles S. Lipson exercises voting and investment control over the shares held for the account of C.S.L. Associates L.P.

          (12) In his capacity as trustee of Falcon Cable Trust, Marc B. Nathanson exercises voting and investment control over the shares held for the account of Falcon Cable Trust.

          (13) FlyLine Holdings Ltd. is owned by FlyLine Partners, L.P. The general partner of FlyLine Partners, L.P. is FlyLine Genpar, L.P., of which W. Forrest Tempel is the general partner. FlyLine Genpar, L.P. is owned by WFT Family Limited Partnership, which is owned and controlled by W. Forrest Tempel. In such capacity, Mr. Tempel exercises voting and investment control over the shares held for the account of FlyLine Holdings Ltd.

          (14) Includes 100,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as President of Glenn Michael Financial, Inc., Glenn Lanaia exercises voting and investment control over the shares held for the account of Glenn Michael Financial, Inc.

          (15) In his capacity as trustee of the Paul A. Greenberg, M.D., P.A. Employee Profit Sharing Trust, Paul A. Greenberg, M.D., P.A. exercises voting and investment control over the shares held for the account of Paul A. Greenberg, M.D., P.A. Employee Profit Sharing Trust.

          (16) Bill Haak and Johnnie S. Haak own these shares as joint tenants with right of survivorship.

          (17) Includes 10,000 shares held individually by George J. Harris.

          (18) In his capacity as trustee of Jack Holt Family Trust, Michael Holt exercises voting and investment control over the shares held for the account of Jack Holt Family Trust.

          (19) In his capacity as trustee of Inwood Trust, Jerome Pope exercises voting and investment control over the shares held for the account of Inwood Trust. Jerome Pope is a registered representative associated with Capital Wealth Management, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Inwood Trust.

          (20) Includes 250,000 shares issuable upon the exercise of currently exercisable warrants. In his capacities as sole member and manager of JD Design, LLC, Joseph Dahan exercises voting and investment control over the shares held for the account of JD Design, LLC.

          (21) In his capacity as President of Lakefront Partners, Ltd, Don A. Sanders exercises voting and investment control over the shares held for the account of Lakefront Partners, Ltd. Mr. Sanders is a principal of Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Lakefront Partners, Ltd.

          (22) Includes 108,165 shares issuable upon the exercise of currently exerciseable warrants.

          (23) In her capacity as trustee of Robert S. Lane Family Trust, Melissa Campbell exercises voting and control over the Shares held for the account of Robert S. Lane Family Trust.

          (24) John S. Lemak is an affiliate of Williams Financial Group, which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the personal account of John S. Lemak.

          (25) Includes 23,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as General Partner of Muller Family Limited Partnership, William Muller exercises voting and investment control over the shares held for the account of Muller Family Limited Partnership.

          (26) Dean S. Oakey and Janis A Oakey own these shares as joint tenants with right of survivorship. Dean S. Oakey is employed by Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Mr. and Ms. Oakey.

          (27) Gail L. Oakey exercises voting and investment control over these shares in her capacity as trustee of Gail L. Oakey Revocable Trust U/A/D/ 01/12/2000. Gail L. Oakey is the mother of Dean S. Oakey. Dean S. Oakey is a member of the NASD and is employed by Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Gail L. Oakey Revocable Trust U/A/D/ 01/12/2000.

          (28) Includes 17,500 shares issuable upon the exercise of currently exercisable warrants, which we issued to Pacific Summit Securities, Inc., an NASD member firm, as underwriting compensation in connection with a private placement of our shares. In his capacity as the sole shareholder of Pacific Summit Securities, Inc., Jim Watts exercises voting and investment control over the shares held for the account of Pacific Summit Securities, Inc.

          (29) Includes 16,000 shares issuable upon the exercise of currently exercisable warrants.

          (30) Includes 100,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the shareholder of Pequot Capital Management, Inc., which is the investment manager of Pequot Navigator Offshore Fund, Inc., Andrew J. Samberg exercises voting and investment control over the shares held for the account of Pequot Navigator Offshore Fund, Inc.

          (31) Includes 22,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the shareholder of Pequot Capital Management, Inc., which is the investment manager of Pequot Navigator Onshore Fund, L.P., Andrew J. Samberg exercises voting and investment control over the shares held for the account of Pequot Navigator Onshore Fund, L.P.

          (32) Includes 118,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the shareholder of Pequot Capital Management, Inc., which is the investment manager of Pequot Scout Fund, L.P., Andrew J. Samberg exercises voting and investment control over the shares held for the account of Pequot Scout Fund, L.P.

          (33) Includes 33,000 shares issuable upon the exercise of currently exercisable warrants. The investment advisor to Portside Growth and Opportunity Fund is Ramius Capital Group, LLC. The managing member of Ramius Capital Group, LLC is C4S & Co., the managing members of which are Peter Cohen, Morgan Stark, Thomas Straus and Jeffrey Solomon. In such capacities, Messrs. Cohen, Stark, Straus and Solomon may be deemed beneficial owners of the shares held for the account of Portside Growth and Opportunity Fund. Messrs. Cohen, Stark, Straus and Solomon disclaim beneficial ownership of such shares.

          (34) Precept Capital Management, L.P. has the sole voting power with respect to these securities as agent and attorney-in-fact of Precept Capital Master Fund, G.P., of which the general partner is Precept Management, LLC. D. Blair Baker is the President and Chief Executive Officer of Precept Management, LLC. In such capacity, Mr. Baker exercises voting and investment control over the shares held for the account of Precept Capital Management, L.P.

          (35) Includes 78,504 shares issuable upon the exercise of currently exercisable warrants. Delta Partners, LLC serves as investment manager for Prism Offshore Fund, Ltd. and has sole voting and investment power over the securities held for the account of Prism Offshore Fund, Ltd. Christopher N. Argyrople and Charles E. Jobson, as managing members of Delta Partners, LLC, exercise shared voting and investment power over the shares held for the account of Prism Offshore Fund, Ltd. Messrs. Agryrople and Jobson disclaim beneficial ownership of such shares.

          (36) Includes 67,029 shares issuable upon the exercise of currently exercisable warrants. Delta Partners, LLC serves as investment manager for Prism Partners, L.P. and has sole voting and investment power over the securities held for the account of Prism Partners, L.P. Christopher N. Argyrople and Charles E. Jobson, as managing members of Delta Partners, LLC, exercise shared voting and investment power over the shares held for the account of Prism Partners, L.P. Messrs. Agryrople and Jobson disclaim beneficial ownership of such shares.

          (37) Includes 14,467 shares issuable upon the exercise of currently exercisable warrants. Delta Partners, LLC serves as investment manager for Prism Partners QP, LP and has sole voting and investment power over the securities held for the account of Prism Partners QP, LP. Christopher N. Argyrople and Charles E. Jobson, as managing members of Delta Partners, LLC, exercise shared voting and investment power over the shares held for the account of Prism Partners QP, LP. Messrs. Agryrople and Jobson disclaim beneficial ownership of such shares.

          (38) Includes 66,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the general partner of Proximity Fund LP, Steve Crosby exercises investment and voting control over the shares held for the account of Proximity Fund LP.

          (39) Includes 50,000 shares issuable upon the exercise of currently exercisable warrants. In his capacity as the Principal and Chief Investment Officer of Provident Advisors LLC, the investment advisor to Provident Premier Master Fund Ltd., Irvin R. Kessler effectively exercises voting and investment control over the shares held for the account of Provident Premier Master Fund Ltd. These shares were purchased and are held in the ordinary course of business for Provident Premier Master Fund Ltd.

          (40) Ritchie Capital Management, L.L.C. is the investment advisor to RAM Trading, Ltd. In his capacity as Vice President of Ritchie Capital Management, L.L.C., James R. Park exercises voting and investment control over the shares held for the account of RAM Trading, Ltd.

          (41) These shares are jointly owned by Charles H. Robbins, Sr. and Ellen E. Robbins.

          (42) Katherine U. Sanders is the wife of Don A. Sanders. Mr. Sanders is a principal of Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Katherine U. Sanders.

          (43) Includes 300,000 shares issuable upon the exercise of currently exercisable warrants, which we issued to Sanders Morris Harris, Inc., an NASD member firm, as underwriting compensation in connection with a private placement of our shares. Ben T. Morris serves as President and Chief Executive Officer of Sanders Morris Harris, Inc. and, in such capacity may be deemed to have sole voting and investment power over these securities. Sanders Morris Harris, Inc. is a registered broker/dealer and is a member of the NASD. Sanders Morris Harris, Inc. is not an underwriter or related person with respect to the securities being registered pursuant to this registration statement.

          (44) In his capacity as Chief Investment Officer of Sanders Opportunity Fund (Institutional), L.P., Don A. Sanders exercises voting and investment control over the shares held for the account of Sanders Opportunity Fund (Institutional), L.P. Mr. Sanders is a principal of Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Sanders Opportunity Fund (Institutional), L.P.

          (45) In his capacity as Chief Investment Officer of Sanders Opportunity Fund, L.P., Don A. Sanders exercises voting and investment control over the shares held for the account of Sanders Opportunity Fund, L.P. Mr. Sanders is a principal of Sanders Morris Harris, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Sanders Opportunity Fund, L.P.

          (46) In his capacity as the general partner of Sandor Capital Master Fund, L.P., John S. Lemak exercises voting and investment control over the shares held for the account of Sandor Capital Master Fund, L.P. Mr. Lemak is an affiliate of Williams Financial Group, which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Sandor Capital Master Fund, L.P.

          (47) Includes 23,320 shares issuable upon the exercise of currently exercisable warrants. Michael A. Roth and Brian J. Stark are the founding members of and direct the management of Staro Asset Management, L.L.C., a Wisconsin limited liability Company (“Staro”), which acts as investment manager of and has the sole power to direct the management of SF Capital Partners Ltd. Though Staro, Messrs. Roth and Stark possess sole voting and dispositive power over all of the shares held for the account of SF Capital Partners Ltd.

          (48) Includes 16,680 shares issuable upon the exercise of currently exercisable warrants. In their capacities as signing officers of Stonestreet Corporation, the general partner of Stonestreet LP, Elizabeth Leonard and Michael Finkelstein exercise investment and voting control over the shares held for the account of Stonestreet LP.

          (49) Steven Slawson and Walter Schenker, as principals of TCMP3 Capital LLC, the general partner of TCMP3 Partners LLP, exercise voting and investment control over these shares. Both Mr. Slawson and Mr. Schenker disclaim beneficial ownership of the shares held for the account of TCMP3 Capital LLC.

          (50) Includes 16,000 shares issuable upon the exercise of currently exercisable warrants. In her capacity as President of Trading Post, Inc., Kathleen Belz exercises voting and investment control over the shares held for the account of Trading Post, Inc. Ms. Belz is the wife of Richard Belz. Mr. Belz is a principal of Basic Investors, Inc., which is a registered broker-dealer. These shares were purchased and are held in the ordinary course of business for the separate account of Trading Post, Inc.

          (51) These shares are jointly owned by Joe and Frances Trout.

          (52) Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the Managing Member of Truk Opportunity Fund, LLC, exercise investment and voting control over the shares owned by Truk Opportunity Fund, LLC. Both Mr. Fein and Mr. Saltzstein disclaim beneficial ownership of the shares owned by Truk Opportunity Fund, LLC.

          (53) In his capacity as the general partner of Twin Capital Growth Ltd., Arthur Fields exercises voting and investment control over the shares held for the account of Twin Capital Growth Ltd.

          (54) In his capacity as the general partner of Westpark Capital, L.P., Patrick J. Brosnahan exercises voting and investment control over the shares held for the account of Westpark Capital, L.P.

          (55) The agent and attorney-in-fact for WS Opportunity Fund International, Ltd. is WS Ventures Management, L.P., of which the general partner is WSV Management, L.L.C. In his capacity as a member of WSV Management, L.L.C., Patrick Walker exercises voting and investment control over the shares held for the account of WS Opportunity Fund International, Ltd. WS Fund International is an investment partnership, some partners of which are not hot issue eligible. The WS Fund International makes no allocations of hot issue income to such ineligible persons.

          (56) The agent and attorney-in-fact for WS Opportunity Master Fund is WS Ventures Management, L.P., of which the general partner is WSV Management, L.L.C. In his capacity as a member of WSV Management, L.L.C., Patrick Walker exercises voting and investment control over the shares held for the account of WS Opportunity Master Fund. WS Master Fund is an investment partnership, some partners of which are not hot issue eligible. WS Master Fund makes no allocations of hot issue income to such ineligible persons.

          Except as otherwise disclosed above or in documents incorporated herein by reference, the selling stockholders, have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares beneficially owned by them, all or a portion of the shares beneficially owned by them in transactions registered under other effective registration

          The preceding table has been prepared based upon the information furnished to us by the selling securityholders. The selling securityholders identified above may have sold, transferred or otherwise disposed of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act since the dates on which they provided the information regarding the common stock beneficially owned by them. Information concerning the selling securityholder may change from time to time and, if necessary, we will supplement this prospectus accordingly.

PLAN OF DISTRIBUTION

          The selling stockholders may offer their shares of common stock at various times in one or more of the following transactions:

•	on any U.S. securities exchange on which our common stock may be listed at the time of such sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or in the over-the-counter market;

•	in connection with short sales; or

•	in a combination of any of the above transactions.

          The selling stockholders may offer their shares of common stock at prevailing market prices, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may transfer shares to discharge indebtedness, as payment for goods or services, or for other non-cash consideration. A selling stockholder is a person named on pages 2 to 11 of this Prospectus Supplement and also includes any donnee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership or limited liability company distribution, assignment or other non-sale related transfer.

          The selling stockholders may use broker-dealers to sell their shares of common stock. If this occurs, broker-dealers will either receive discounts or commission from the selling stockholder, or they will receive commissions from the purchasers of shares of common stock for whom they acted as agents. These brokers may act as dealers by purchasing any and all of the shares covered by this prospectus either as agents for others or as principals for their own accounts and reselling these securities under the Prospectus Supplement.

          The selling stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be considered underwriters under the Securities Act. As such, any commissions or profits they receive on the resale of the shares may be considered underwriting discounts and commissions under the Securities Act.

          As of the date of this Prospectus Supplement, we are not aware of any agreement, arrangement or understanding between any broker or dealer and any of the selling stockholders with respect to the offer or sale of the shares under this prospectus. Each of the following of the entities or individuals is listed on the table of Selling Securityholders: Inwood Trust, Lakefront Partners, Ltd., John S. Lemak, Dean S. Oakey and Janis A. Oakey, Gail L. Oakey Revocable Trust U/A/D 01/12/2000, Katherine U. Sanders, Sanders Opportunity Fund (Institutional), L.P., Sanders Opportunity Fund, L.P., Sandor Capital Master Fund, L.P. and Trading Post, Inc. (collectively, the “Broker-Dealer Affiliates”). Each Broker-Dealer Affiliate has represented to us that it purchased the shares registered for resale under the Registration Statement in the ordinary course of business and for its own account, and that at the time of the purchase of these shares, each Broker-Dealer Affiliate had no agreements or understandings, directly or indirectly, with any person to distribute these shares. If we become aware of any agreement, arrangement or understanding, to the extent required under the Securities Act, we will file a supplemental prospectus to disclose:

•	the name of any of the broker-dealers;

•	the number of shares involved;

•	the price at which the shares are to be sold;

•	the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

•	that the broker-dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

•	other facts material to the transaction.

          Certain of the agreements with the selling stockholders contain reciprocal indemnification provisions between us and the selling stockholder to indemnify each other against certain liabilities, including liabilities under the Securities Act, which may be based upon, among other things, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact.

END OF PROSPECTUS SUPPLEMENT NO. 1